                                                                      Exhibit 11

             AMERICAN TELESOURCE INTERNATIONAL INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE


                                                            For the Quarter Ended
                                                        ------------------------------
                                                        October 31,        October 31,
                                                           1996               1997
                                                        ------------      ------------
Primary
          Net loss                                      $   (950,967)     $  1,297,549)
                                                        ============      ============


     Shares:
          Weighted average number of common shares
            outstanding                                   23,779,005        37,068,013
          Incremental shares assuming conversion of
            warrants and options (a)                              --                --
                                                        ------------      ------------

          Weighted average number of common shares
            outstanding as adjusted                       23,779,005        37,068,013
                                                        ============      ============


            Net loss per common share                   $      (0.04)     $      (0.04)
                                                        ============      ============

Fully Diluted (b)
          Net loss                                      $   (950,967)     $ (1,297,549)
          Add: Interest expense applicable to
           convertible debt (a)                                   --                --
          Net loss - as adjusted                        $   (950,967)     $ (1,297,549)
                                                        ============      ============

     Shares:
          Weighted average number of common shares
            outstanding                                   23,779,005        37,068,013
          Incremental shares assuming conversion of
            convertible debt (a)                                  --                --
          Incremental shares assuming conversion of
            warrants and options (a)                              --                --
                                                        ------------      ------------

          Weighted average number of common shares
            outstanding as adjusted                       23,779,005        37,068,013
                                                        ============      ============


            Net loss per common share                   $      (0.04)     $      (0.04)
                                                        ============      ============


(a) Common stock equivalents related to convertible debt warrants and options are excluded as their effect would be anti-dilutive.

(b) This calculation is submitted in accordance with paragraph 601 (b) (11) of Regulation S-K although it is contrary to

APB Opinion No. 15 because it produces an anti-dilutive effect.